UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2011

STEELE RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-143970	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3081 Alhambra Drive, Suite 208 Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 672-6225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On April 15, 2011 the Company’s Board of Directors approved a 1-for-3 reverse stock split of the Company’s outstanding common stock. The proposed reverse stock split is expected to be effective as of May 2, 2011 at which time the Company’s outstanding common shares would change from approximately 101,633,334 to approximately 33,877,778 and its number of authorized shares of common stock reduced from 900 million to 300 million shares. Any fractional shares resulting from the reverse stock split are to be rounded-up to the next whole share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011	STEELE RESOURCES CORPORATION

By: /s/ A. Scott Dockter
A.Scott Dockter, Chief Executive Officer

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